EXHIBIT 15.1

Consent of Maples and Calder

Our ref	DLK/620456-000001/8100358v1
Direct tel	+852 2971 3006
E-mail	derrick.kan@maplesandcalder.com

Homeinns Hotel Group

No. 124 Caobao Road

Xuhui District

Shanghai 200235

People’s Republic of China

24 April 2015

Dear Sir

Re: Homeinns Hotel Group

We have acted as legal advisors as to the laws of the Cayman Islands to Homeinns Hotel Group, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2014.

We hereby consent to the reference of our name under the heading “Item 16G Corporate Governance” in the Form 20-F, and further consent to the incorporation by reference of the reference of our name under this heading in the Registration Statement on Form S-8 (No. 333-191963) and the Registration Statement on Form F-3 (No. 333-181129) of the Company.

Yours faithfully

/s/ Maples and Calder